EXHIBIT K

DATED 18 DECEMBER 2024

TRAWLERS LIMITED

and

INEOS LIMITED

________________________________________

SHARE PURCHASE AGREEMENT
relating to the sale and purchase of shares in
MANCHESTER UNITED PLC
________________________________________

Slaughter and May
One Bunhill Row
London EC1Y 8YY
(ADJ/DJUM/DXQP)
588024820

CONTENTS

1.	Interpretation	1

2.	Sale and purchase	2

3.	Consideration	2

4.	Completion	2

5.	Seller’s warranties	3

6.	Further assurance	3

7.	Entire agreement	3

8.	Assignment	4

9.	Variation	4

10.	Counterparts	4

11.	Contracts (Rights of Third Parties) Act 1999	4

12.	Governing law and jurisdiction	4

THIS AGREEMENT is made on 18 December 2024

BETWEEN:

1.	TRAWLERS LIMITED, a company limited by shares incorporated under the laws of the Isle of Man with company number 021222V and having its registered office at Fort Anne, Douglas, IM1 5PD, Isle of Man (the “Seller”); and
2.	INEOS LIMITED, a company limited by shares incorporated under the laws of the Isle of Man with company number 013377V and having its registered office at First Names House, Victoria Road, Douglas, IM2 4DF, Isle of Man (the “Purchaser”).

WHEREAS:

A.	The Seller is owned by Sir James Arthur Ratcliffe, and the Purchaser is owned by Sir James Arthur Ratcliffe (who holds 62% of its issued share capital), Andrew Currie (who holds 19% of its issued share capital) and John Reece (who holds 19% of its issued share capital).

B.	The Seller has agreed to sell and the Purchaser has agreed to purchase the Shares (as defined in this Agreement) on the terms and subject to the conditions of this Agreement.

WHEREBY IT IS AGREED as follows:

1.	Interpretation
1.1	In this Agreement:
“Company”	means Manchester United plc, an exempted company with limited liability incorporated under the law of the Cayman Islands, with company number 268512;

“Completion”	means completion of the sale and purchase of the Shares under and in accordance with this Agreement;

“Encumbrance”	means any mortgage, charge (fixed or floating), pledge, lien, option, hypothecation, right to acquire, right of pre-emption, deposit by way of security, assignment by way of security or trust arrangement for the purpose of providing security, any other third party right or claim or any other form of security interest, encumbrance or equity of any kind;

“Shares”	means 15,204,733.062 Class A ordinary shares and 31,645,609.998 Class B ordinary shares, in each case at $0.0005 par value per share, in the capital of the Company, representing c.27.67% of the Company’s issued share capital and the Seller’s entire holding and interest in the Company.

1.2	In this Agreement, unless otherwise specified:
(A)	references to clauses and sub-clauses are to clauses and sub-clauses of this Agreement;
(B)	a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted; and
(C)	headings to clauses are for convenience only and do not affect the interpretation of this Agreement.
2.	Sale and purchase
2.1	Subject to the terms and conditions of this Agreement, the Seller shall sell, and the Purchaser shall purchase, the Shares free from all Encumbrances and together with all rights attached or accruing to them as at Completion.
2.2	For the avoidance of doubt, Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 shall not apply for the purposes of this clause.
3.	Consideration

In consideration for the sale of the Shares the Purchaser shall pay $1,546,061,321 to the Seller, which shall be left outstanding as a debt owed by the Purchaser to the Seller from Completion (“Consideration”).

4.	Completion
4.1	Completion shall take place immediately upon execution of this Agreement.
4.2	Prior to Completion, the Seller shall procure that a board meeting of the Company is held at which it shall be resolved that the transfer of the Shares that will take effect as at Completion shall be approved for registration and (subject only to the transfer being duly stamped) that the Purchaser will be registered as the holder of all of the Shares in the register of members of the Company.
4.3	At Completion:
(A)	the Seller shall deliver to the Purchaser:
(i)	a duly executed stock transfer form in respect of all of the Shares in favour of the Purchaser; and
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(ii)	such waivers or consents as the Purchaser may require to enable the Purchaser to be registered as holders of the Shares; and
(B)	from receipt of the duly executed stock transfer form referred to in sub-clause 4.3(A)(i) the Consideration shall be left outstanding as a debt owed by the Purchaser to the Seller.
5.	Seller’s warranties
5.1	The Seller warrants to the Purchaser in the following terms:
(A)	The Seller is the sole legal and beneficial owner of the Shares.
(B)	The Seller has the requisite power, capacity and authority to enter into and perform this Agreement.
(C)	There is no Encumbrance on, over or affecting the Shares or any of them and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.
6.	Further assurance

Each party shall from time to time, on being required to do so by the other party, do or procure the carrying out of all such acts and/or execute or procure the execution of all such documents as the other may reasonably consider necessary for giving full effect to this Agreement.

7.	Entire agreement
7.1	This Agreement and any other documents referred to in this Agreement (the “Share Purchase Documents”) constitute the whole and only agreement between the parties relating to the sale and purchase of the Shares. Except in the case of fraud, each party acknowledges that, in entering into the Share Purchase Documents, it is not relying upon any pre-contractual statement which is not repeated in the Share Purchase Documents.
7.2	Except in the case of fraud, no party shall have any right of action against any other party to this Agreement arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in the Share Purchase Documents.
7.3	For the purposes of this clause, “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of the Share Purchase Documents made or given by any person at any time prior to this Agreement becoming legally binding.
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8.	Assignment

Either party may at any time assign all or any part of the benefit of, or its rights or benefits under, this Agreement.

9.	Variation

No variation to or waiver under this Agreement shall be effective unless made in writing and signed by or on behalf of each party.

10.	Counterparts
10.1	This agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.
10.2	Each counterpart shall constitute an original of this agreement, but all the counterparts shall together constitute but one and the same instrument.
11.	Contracts (Rights of Third Parties) Act 1999

The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

12.	Governing law and jurisdiction
12.1	This Agreement is to be governed by and construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this agreement, whether contractual or non-contractual, is to be governed by and determined in accordance with English law.
12.2	Each party irrevocably submits and agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement, its subject matter or its formation (including non-contractual disputes or claims).
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This Agreement has been entered into on the date stated at the beginning of this Agreement.

Seller

Signed by	Tim Shepherd
for and on behalf of		/s/ Tim Shepherd
TRAWLERS LIMITED		(Signature of named signatory)

[Signature page to share purchase agreement]

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Purchaser

Signed by	Simon Morland
for and on behalf of		/s/ Simon Morland
INEOS LIMITED		(Signature of named signatory)

[Signature page to share purchase agreement]

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